Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-49452 of Optical Communication Products, Inc. on Form S-8 of our report dated December 22, 2003, appearing in this Annual Report on Form 10-K of Optical Communication Products, Inc. for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Los Angeles, California
December 22, 2003